                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement Pursuant To Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]      Preliminary Information Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14c-5(d)(2))
[X]      Definitive Information Statement

                            TOMAHAWK INDUSTRIES, INC.
               --------------------------------------------------
                  (Name of Registrant As Specified in Charter)

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                            TOMAHAWK INDUSTRIES, INC.
                         240 West 35th Street, Suite 402
                               New York, NY 10001

                                  July 12, 2004

                              INFORMATION STATEMENT

This Information Statement is furnished in accordance with the requirements of
Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, in connection with certain actions to be taken by written consent by a majority of the voting shares held by our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Actions Described Below Have Already Been Approved By Written Consent Of A
Majority Of The Company's Outstanding Shares Of Common Stock. A Vote Of The
Remaining Stockholders Is Not Necessary. This Information Statement Is Being
Sent To You For Informational Purposes Only.

This Information Statement is to inform you that we intend to take the following actions by written consent of our stockholders:

     1.  Amend our Articles of Incorporation to change the name of the corporation to "Sparta Commercial Services, Inc."
     2.  Amend our Articles of Incorporation to increase our authorized number of shares, and to designate a class of preferred stock. We propose to initially increase our authorized number of shares to 700,000,000 shares, and subject to completion of stock split(s), reduce our authorized number of shares to 350,000,000 shares. We will designate
         10,000,000 shares of our authorized capital as preferred stock.
     3.  Effect a 1-for-200 reverse stock split of the outstanding shares of the
         Company's common stock, which will be promptly followed by a forward stock split of between 10-for-1 to 40-for-1.
     4.  Implement a 2005 Stock Incentive Compensation Plan for the Company's
         employees and others entitled to participate under the plan.

On July 1, 2004, holders of a majority of our outstanding common stock, owning approximately 61% of the outstanding shares of our common stock (the "Majority
Stockholders"), have executed written consents in favor of the actions described above. Because the written consent of the majority of the voting shares held by our stockholders satisfies any applicable stockholder voting requirement of the
Nevada General Corporation Law and our Articles of Incorporation and By-Laws, we
are not asking for a proxy and you are not requested to send one.

This Information Statement is being mailed on or about July 12, 2004 to the stockholders of record of the Company at the close of business on July 1, 2004
(the "record date"). As of the record date, our authorized capitalization consisted of 200,000,000 shares of common stock, par value $0.001 per share, of which 200,000,000 shares were issued and outstanding. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective until 20 days after the date of this
Information Statement is mailed to the shareholders. Actions 1, 2 and 3 will be effective on the date that Certificates of Amendment of the Articles of
Incorporation and a Certificate of Change with respect to the actions are filed with the Secretary of State of the State of Nevada. We anticipate that the actions contemplated by this Information Statement will be effected on or about the close of business on or about August 2, 2004. This Information Statement will serve as written notice to shareholders pursuant to the Nevada Revised
Statutes.

NO DISSENTER'S RIGHTS. THE CORPORATION LAWS OF THE STATE OF NEVADA DOES NOT
PROVIDE FOR DISSENTER'S RIGHTS OF APPRAISAL IN CONNECTION WITH THE PROPOSED
ACTIONS.

The principal executive offices of the Company are located at 240 West 35th
Street, Suite 402, New York, NY 10001, and the Company's telephone number is
(212) 563-3523.

                               RECENT DEVELOPMENTS

REVERSE ACQUISITION

On February 27, 2004, pursuant to an Agreement and Plan of Reorganization, the
Company acquired Sparta Commercial Services, LLC, a Delaware limited liability company.

Under the terms of the agreement, the Company acquired all of the outstanding membership interests in Sparta in exchange for the issuance of 629,874,626 shares of the common stock of the Company in a transaction viewed as a reverse acquisition. The shares committed to the Sparta members constituted approximately 91.75% percent of the outstanding shares of the Company. At
February 26, 2004, the Company had an authorized capital of 200,000,000 shares and 56,637,228 shares issued and outstanding, and issued the remaining balance of authorized capital of 143,362,772 shares to Sparta members; accordingly, the remaining unissued balance of 486,511,854 shares due to the Sparta members will be issued upon completion of an increase in the Company's authorized capital and/or completion of a reverse split of the outstanding shares on a post-split adjusted basis.

Sparta also entered into a consulting agreement for business and financial services with Glenn A. Little. The agreement is for a term of one year. Mr.
Little received a fee of $100,000 pursuant to the consulting agreement.

As a result of the acquisition, a change in control occurred in the ownership and management of the Company. In connection with the acquisition, the managing member of Sparta, Anthony Havens, was appointed President and Chairman of the
Company. The former directors and officers of the Company resigned as of the acquisition date. The basis of the "control" by the Sparta members is stock ownership. A table containing information regarding stockholdings of the
Company's current director, executive officers, and those persons or entities who beneficially own five percent or more of the Company's common stock, after taking into account the completion of the acquisition and the issuance of all shares pursuant to the acquisition is set forth in the section entitled
"Ownership of Common Stock." Glenn A. Little, the former principal stockholder of the Company, prior to the completion of acquisition, owned 40,000,000 shares, or 71%, of the Company's then issued and outstanding shares of common stock.

ABOUT SPARTA

Sparta Financial Services, LLC is a Delaware limited liability company, founded in 2001. Sparta's primary focus will be to act as an originator and indirect lender for retail installment loan and lease financing for the purchase or lease of new and used motorcycles and utility-oriented all terrain vehicles. Sparta had no significant active business operations prior to the acquisition. Sparta will need to obtain a bank credit line or similar financing prior to actively conducting substantive business operations.

RECENT SALE OF SECURITIES

In May and June 2004, we sold rights to four accredited investors for aggregate gross proceeds of $410,000. In the event that the Company conducts a private placement transaction in 2004 utilizing a designated registered broker-dealer as a placement agent, the rights will automatically convert into the securities sold in such private placement at the private placement sale price. In the event that the Company does not complete any of the aforementioned financing by the end of calendar 2004, the rights will automatically convert into common stock at a purchase price of $0.0146 per share, or the purchase of an aggregate of
28,082,192 shares, subject to adjustment for stock split(s).

                          DESCRIPTION OF OUR SECURITIES

COMMON STOCK

The Company presently has 200,000,000 shares of common stock outstanding, with certain outstanding obligations to issue an additional 486,511,854 shares of common stock pursuant to the reverse acquisition of Sparta. There are also rights outstanding that can convert, under certain circumstances, into approximately 28,082,192 shares of common stock. See "Recent Developments."

All outstanding shares of common stock are fully paid and non-assessable. Each share of the outstanding common stock is entitled to participate equally in dividends as and when declared by the Board of Directors and is entitled to participate equally in any distribution of net assets made to the stockholders upon our liquidation. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of common stock. All shares of common stock have equal rights and preferences. The holders of common stock are entitled to one vote for each share held of record on all matters voted upon by stockholders and may cumulate votes for the election of directors.

DIVIDEND POLICY

The Company has never paid or declared a cash dividend on its common stock. The
Board of Directors does not intend to declare or pay cash dividends in the foreseeable future. It is the current policy to retain all earnings, if any, to support future growth and expansion.

MARKET INFORMATION

Our common stock is quoted on the OTC Bulletin Board under the symbol "TMHK". As of July 1, 2004, the common stock were owned by approximately 5,556 shareholders of record.

The quoted high and low closing market prices of the Company's common stock on the OTC Bulletin Board, for the periods indicated, are presented in the table below. Prices prior to February 27, 2004 reflects prices for the Company's former business, which was essentially a public shell vehicle. Historically, there has been very low volume of trading of the Company's common stock.

                                                              High      Low
                                                              ----      ------
Fiscal Year 2003 (May 1, 2002 - April 30, 2003)
     First quarter (May 1, 2002 - July 31, 2002)              $0.06     $0.01
     Second quarter (August 1, 2002 - October 31, 2002)       $0.10     $0.01
     Third quarter (November 1, 2002 - January 31, 2003)      $0.03     $0.01
     Fourth quarter (February 1, 2003 - April 30, 2003)       $0.01     $0.01
Fiscal Year 2004 (May 1, 2003 - April 30, 2004)
     First quarter (May 1, 2003 - July 31, 2003)              $0.01     $0.01
     Second quarter (August 1, 2003 - October 31, 2003)       $0.05     $0.01
     Third quarter (November 1, 2003 - January 31, 2004)      $0.03     $0.017
     Fourth quarter (February 1, 2004 - April 30, 2004)       $0.20     $0.03

                           OWNERSHIP OF COMPANY STOCK

The following table sets forth information regarding the number of shares of the common stock beneficially owned on July 1, 2004, by: (i) each person who is known by the Company to beneficially own 5% or more of the common stock; (ii)
each of the Company's directors and executive officers; and (iii) all of the
Company's directors and executive officers as a group.

Name                                                 Amount and Nature     Percent    Amount and Nature     Percent
                                                     of                    of Class   of Beneficial         of Class
                                                     Beneficial            (1)(2)     Ownership             (1)(3)
                                                     Ownership                        (Giving effect to
                                                     (1)(2)                           shares issuable to
                                                                                      Sparta members)
                                                                                      (1)(3)
-----------------------------------------------      -----------------     --------   ------------------    --------
Anthony Havens, President and Director (4)                  60,057,309          30%          263,866,095         37%
Kristian Srb (5)                                            60,171,111          30%          264,366,095         37%
Sandra L. Ahman, Vice President and Director                 1,057,663         0.5%            4,646,919          1%
Glenn A. Little                                             40,000,000          20%           40,000,000          6%
  211 West Wall Street
  Midland, Texas 79701
All Directors and Executive Officers (2 persons)            61,114,972          31%          268,513,014         38%

(1)  On February 27, 2004, the Company acquired all of the outstanding membership interests in Sparta in exchange for 629,874,626 shares of the common stock of the Company. As of February 27, 2004, the Company had an
     authorized capital of 200,000,000 shares and 56,637,228 shares issued and outstanding, and issued the remaining 143,362,772 shares to Sparta members;
     accordingly, the balance of the 486,511,854 shares due to Sparta members will be issued upon completion of an increase in the Company's authorized capital, or, upon completion of a reverse split of the outstanding shares.
(2)  Assumes 200,000,000 shares outstanding as of July 1, 2004.
(3)  Assumes 714,594,046 shares outstanding, after giving effect to the increase in authorized capital and the issuance of shares to Sparta members, and after giving effect to an estimated 28,082,192 shares issuable pursuant to other rights. See "Recent Developments - Recent Sale of Securities."
(4)  Havens' minor son owns 113,803 shares (totalling 500,000 shares after full issuance to Sparta members) of the Company in a trust account. Havens is not the trustee for his son's trust account, and does not have direct voting control of such shares. For purposes of this statement, Havens' is not reported as having the sole or shared power to vote or direct the vote of such shares. For purposes of this statement, Havens disclaims beneficial ownership of such shares held in his son's trust account.
(5)  Includes 113,803 shares (equally 500,000 shares after full issuance to
     Sparta members) held by Srb's minor daughter, for which Srb may be deemed to have beneficial ownership of such shares.

Except as otherwise set forth below, the business address of each of the persons listed below is c/o the Company, 240 West 35th Street, Suite 402, New York, NY
10001.

                             DIRECTORS AND OFFICERS

The following table sets forth the names and positions of the current director and executive officers of the Company.

Name                      Age    Position
----                      ---    --------
Anthony L. Havens         50     Chief Executive Officer, President and Chairman
Sandra L. Ahman           40     Vice President, Secretary and Director

ANTHONY L. HAVENS, CHIEF EXECUTIVE OFFICER, PRESIDENT AND CHAIRMAN. On February
27, 2004, Mr. Havens became the Chief Executive Officer, President and Chairman of the Board of the Company. Mr. Havens has been the Managing Member and Chief
Executive Officer of Sparta since its inception in 2001. He is involved in all aspects of Sparta's operations, including providing strategic direction, and developing sales and marketing strategies. From 1994 to the present, Mr. Havens has been Chief Executive Officer and a director of American Motorcycle Leasing
Corp. He co-founded American Motorcycle Leasing Corp. in 1994, and developed its operating platform and leasing program to include a portfolio which includes both prime and sub-prime customers. Mr. Havens has over 20 years of experience in finance and investment banking.

SANDRA L. AHMAN, VICE PRESIDENT, SECRETARY AND DIRECTOR. On March 1, 2004,
Sandra Ahman became Vice President of Operations and Secretary of the Company,
and a Director on June 1, 2004. She is one of the original employees and has hands-on management experience and knowledge of all areas of Sparta. From 1994 to 2004, she was Vice President of Operations of American Motorcycle Leasing
Corp. Prior to joining American Motorcycle Leasing Corp., Ms. Ahman was with
Chatham Capital Partners, Ltd. Before joining Chatham in 1993, she was Manager,
Human Resources for Comart and Aniforms, a sales promotion and marketing agency in New York, where she worked from 1986 to 1993. For the past 10 years, Ms.
Ahman has been an active volunteer with The Children's Aid Society in New York
City. She is the Chairperson of its Associates Council, a membership of 500 committed volunteers.

None of the Company's directors, officers, affiliates, or 5% beneficial owners known to the Company are involved in any material proceeding adverse to the
Company or has a material interest adverse to the Company.

None of the Company's directors or officers are directors of another reporting company.

BOARD COMMITTEES

The Board of Directors does not currently maintain an audit, nominating or compensation committee, or similar committees, of the Board of Directors. The
Company plans to appoint an audit, nominating and compensation committee in the near future.

During the fiscal year ended April 30, 2004, the Board of Directors held one meeting. Actions by Boards not at meetings were performed by unanimous written consent.

                             EXECUTIVE COMPENSATION

During the fiscal year ended April 30, 2003, and through February 27, 2004, management of the Company requires less than five (5) hours per month.
Accordingly, no officer or director has received any compensation from the
Company, other than reimbursement for out-of-pocket expenses incurred on behalf of the Company.

During the period February 27, 2004 through fiscal year ended April 30, 2004, no officer or director has received any compensation from the Company, other than reimbursement for out-of-pocket expenses incurred on behalf of the Company, except for Anthony Havens, President, who received compensation of approximately
$36,000 for that period.

As of May 31, 2004, none of the present executive officers had an employment agreement with the Company. The Company reserves the right to enter into written employment agreements with our executive officers and other employees for their services at competitive compensation rates, including bonuses and other benefits, including issuance of stock options, as may be determined by the Board of Directors.

During the fiscal years ended April 30, 2003 and 2004, and through May 31, 2004, the Company had no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees.

No cash compensation, deferred compensation, employee stock options, or long-term incentive plan awards were issued or granted to the Company's management during the fiscal years ended April 30, 2003 and 2004.

No options to purchase common stock of the Company have been exercised during the fiscal years ended April 30, 2003 and 2004.

There are no standard arrangements pursuant to which the Company's directors are compensated for any service provided as director. No additional amounts are payable to the Company's directors for committee participation or special assignments.

The Company had no other compensatory plans or arrangements, including payments to be received from the Company, with respect to any employee which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.

                                CHANGE IN CONTROL

We do not have, nor are aware of, any arrangements that may result in the change in control of the Company.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Pursuant to an Agreement and Plan of Reorganization by and between the Company,
Sparta and the members of Sparta, on February 27, 2004, the Company acquired
Sparta. As a result of the shares issued at the closing of the acquisition to the members of Sparta, a change in control occurred from the management and controlling shareholders of the Company to the management and controlling shareholders of Sparta.

Under the terms of the agreement, the Company acquired all of the outstanding membership interests in Sparta in exchange for the agreement for the issuance of an amount of shares equal to 629,874,626 shares of the Company's common stock.

At February 26, 2004, the Company had an authorized capital of 200,000,000 shares and 56,637,228 shares issued and outstanding, and issued the remaining balance of authorized capital of 143,362,772 shares to Sparta members;
accordingly, the remaining unissued balance of 486,511,854 shares due to the
Sparta members will be issued upon completion of an increase in the Company's authorized capital or completion of a reverse split of the outstanding shares on a post-split adjusted basis. The shares committed to the Sparta members constituted approximately 91.75% percent of the outstanding shares of the
Company.

Pursuant to the acquisition, all of the former directors and officers of the
Company resigned, and nominated the designee of Sparta as officers and directors of the Company. As a result of the acquisition, officers of the Company, Anthony
Havens and Sandra Ahman acquired their respective ownership interest in the
Company. Glenn A. Little, the former principal stockholder of the Company, prior to the completion of acquisition, owned 40,000,000 shares, or 71%, of the
Company's then issued and outstanding shares of common stock. Sparta also entered into a consulting agreement for business and financial services with
Glenn A. Little. The agreement is for a term of one year. Mr. Little received a fee of $100,000 pursuant to the consulting agreement.

For ownership interests of current officers and directors acquired pursuant to the acquisition, see the section entitled "Ownership of Company Stock."

Other than as described in this section and in the sections entitled "Recent
Developments" and "Change in Control", to the knowledge of the Company, no other person who has been a director or officer of the Company at any time since the beginning of the Company's last fiscal year or any associate of any of such person has any direct or indirect substantial interest, by security holdings or otherwise, in any matter to be acted upon, as set forth in this Information
Statement.

                                  ACTION NO. 1.
                          CHANGE OF THE COMPANY'S NAME

The Board believes that changing the Company's name will enhance the Company's business and prospects. Pursuant to an Agreement and Plan of Reorganization,
dated February 27, 2004, we acquired Sparta Commercial Services, LLC, a Delaware limited liability company. The business of Sparta is our company's only line of business.

Article 1 of our Articles of Incorporation currently provides that the name of the Company is "TOMAHAWK INDUSTRIES, INC."

The Board of Directors have adopted resolutions proposing a change in the name of the Company to "SPARTA COMMERCIAL SERVICES, INC." by amending Article 1 of the Articles of Incorporation to read:

         "1. Name. The name of the corporation is SPARTA COMMERCIAL SERVICES,
         INC."

Approval of the amendment to the Articles effecting the name change requires the consent of the holders of a majority of the outstanding shares of our common stock. The Majority Stockholders, who beneficially own approximately 61% of the outstanding shares of our common stock, have given their consent to this amendment and accordingly, the requisite stockholder approval of the amendment to the Articles was obtained by the execution of the Majority Stockholders'
written consent in favor of the amendment.

                                  ACTION NO. 2.
              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK,
                    AND DESIGNATE A CLASS OF PREFERRED STOCK

The Board of Directors have adopted resolutions to amend our Articles of
Incorporation to increase the number of shares of authorized shares from
200,000,000 to 700,000,000 shares initially, subject to reduction to 350,000,000 shares after completion of stock split(s), and to designate 10,000,000 of those shares as preferred stock.

Such changes will be effected by amending Article 4 of the Articles of
Incorporation to provide as follows:

         "4.      CAPITAL STOCK: The total authorized capital stock of the
                  corporation shall consist of seven hundred million
                  (700,000,000) shares, having a par value of $0.001 per share, of which six hundred ninety million (690,000,000) shares shall be common stock of $.001 par value each, and ten million
                  (10,000,000) shares shall be preferred stock of $.001 par
                  value each.

                  The preferred stock may be issued in one or more series at the discretion of the Board of Directors. The Board of Directors is hereby vested with authority to fix by resolution or
                  resolutions the designations, powers, preferences,
                  limitations, restrictions, and relative, participating,
                  optional or other special rights, and qualifications,
                  limitations or restrictions thereof, including, without
                  limitation, the dividend or interest rates, conversion or
                  exchange rights, voting rights, redemption prices, maturity dates, liquidation preferences, and similar matters, of any series of shares of preferred stock, and to fix the number of shares constituting any such series, and to increase or
                  decrease the number of shares of any such series (but not
                  below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or
                  resolutions originally fixing the number of shares of such series."

Subject to completion of stock split(s), the Company will reduce the authorized number of shares from 700,000,000 to 350,000,000 shares by amending Article 4 of the Article of Incorporation to provide as follows:

         "4.      CAPITAL STOCK: The total authorized capital stock of the
                  corporation shall consist of three hundred fifty million
                  (350,000,000) shares, having a par value of $0.001 per share, of which three hundred forty million (340,000,000) shares
                  shall be common stock of $.001 par value each, and ten million
                  (10,000,000) shares shall be preferred stock of $.001 par
                  value each.

                  The preferred stock may be issued in one or more series at the discretion of the Board of Directors. The Board of Directors is hereby vested with authority to fix by resolution or
                  resolutions the designations, powers, preferences,
                  limitations, restrictions, and relative, participating,
                  optional or other special rights, and qualifications,
                  limitations or restrictions thereof, including, without
                  limitation, the dividend or interest rates, conversion or
                  exchange rights, voting rights, redemption prices, maturity dates, liquidation preferences, and similar matters, of any series of shares of preferred stock, and to fix the number of shares constituting any such series, and to increase or
                  decrease the number of shares of any such series (but not
                  below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or
                  resolutions originally fixing the number of shares of such series."

Additional authorized shares are required to comply with, and issue shares pursuant to, the Agreement and Plan of Reorganization with Sparta, and for the issuance of shares pursuant to rights sold in 2004. See "Recent Developments."

Furthermore, additional authorized shares are required to issue shares in the future, including pursuant to future financings and for other, as yet undetermined, purposes.

The Board believes that it is desirable to have additional shares of common stock and a class of preferred stock available, as the occasion may arise, for possible future financings and acquisitions, stock dividends, stock issuances pursuant to employee benefit plans and other proper corporate purposes. Having such additional shares, including preferred stock, available for issuance in the future would give the Company greater flexibility by allowing shares to be issued without incurring the delay and expense of obtaining stockholder approval. The Company has no definitive plans or commitments to issue additional shares, other than as described in this Information Statement. Stockholders of the Company do not have preemptive rights to acquire additional shares of common stock which may be issued. The additional shares, together with other authorized and unissued shares, generally would be available for issuance without any requirement for further stockholder approval, unless stockholder action is required by applicable law, the Company's governing documents, or by the rules of any stock exchange on which the Company's securities may then be listed or quoted. The issuance of any additional shares would also have the effect of diluting the equity interests of existing shareholders and the earnings per share of existing shares. Such dilution may be substantial, depending upon the number of shares issued.

Certain terms of the preferred stock, including, without limitation, dividend and interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters, have not be designated, and may be designated by the Board of Directors at its sole discretion. The amendment to the Articles of Incorporation provides that the Company's Board of Directors is expressly authorized to provide for the issue of all or any shares of the preferred stock, in one or more series, and to fix for each such series such powers, designations, preferences, limitations, restrictions, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions including, without limitation, the dividend or interest rates, conversion or exchange rights, voting rights, redemption prices, maturity dates, liquidation preferences, and similar matters, of any series of shares of preferred stock, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the corporation laws of the State of Nevada.

Although the Board will authorize the issuance of additional shares only when it considers doing so to be in the best interests of stockholders, the issuance of additional shares may, among other effects, have a dilutive effect on the earnings and equity per share and on the voting rights of holders. The increase in the authorized number of shares also could be viewed as having anti-takeover effects. Although the Board has no current plans to do so, shares could be issued in various transactions that would make a change in control of the
Company more difficult or dilute the stock ownership of a person seeking to obtain control. The Company is not aware of any effort to accumulate shares or obtain control of the Company by a tender offer, proxy contest, or otherwise, and the Company has no present intention to use the increased shares for anti-takeover purposes.

Approval of the amendment to the Articles effecting the change and increase in authorized shares requires the consent of the holders of a majority of the outstanding shares of our common stock. The Majority Stockholders, who beneficially own approximately 61% of the outstanding shares of our common stock, have given their consent to this amendment and accordingly, the requisite stockholder approval of the amendment to the Articles was obtained by the execution of the Majority Stockholders' written consent in favor of the amendment.

                                  ACTION NO. 3.
             APPROVAL OF STOCK SPLIT. 1 FOR 200 REVERSE STOCK SPLIT,
                 WHICH WILL BE FOLLOWED BY FORWARD STOCK SPLIT.

The Board of Directors has adopted resolutions to effect a reverse stock split, to be followed by a forward stock split, with a net effective stock split of
1-to-5 to 1-to-20.

We have proposed a Certificate of Change Pursuant to NRS 78.209 for the
1-for-200 reverse split of the Company's common shares outstanding on the effective date of the reverse stock split, expected to occur on or about August
2, 2004, or as soon thereafter as is practicable.

The implementation of the 1-for-200 reverse split will have the effect of reducing the number of outstanding shares of common stock on the effective date of the reverse split, but will have no effect on the number of authorized shares or on the par value of the common stock. As of July 1, 2004, there were approximately 5,556 holders of record of existing common shares. A significant number of shareholders, approximately 2,576 holders, own less than 200 shares.
As a result of the reverse split, the number of holders of record or beneficial owners of existing common shares or new common shares will change significantly from approximately 5,556 holder prior to the reverse split, to approximately
2,980 holders after the completion of the reverse split.

An effect of the reverse split will be to decrease the number of presently issued and outstanding shares of common stock from 200,000,000 shares of existing common shares as of July 1, 2004 to approximately 1,000,000 shares of new common shares. Giving effect to the issuance of shares remaining to be issued in connection with the reverse acquisition of Sparta, further giving effect to the issuance of certain subscribed for rights, the Company would have approximately 714,594,046 shares outstanding, and approximately 3,572,970 shares outstanding after the reverse split.

The Company intends to be implement a forward stock split promptly following the reverse split. The Company has adopted resolutions for a proposed forward stock at the rate of 10-for-1, or up to 40-for-1, to be determined in the discretion of the Board of Directors. The proposed forward stock split is expected to occur promptly following the reverse split, on or about one to ten days after the reverse split, or as soon thereafter as is practicable.

An effect of the forward split will be to increase the number of issued and outstanding shares of common stock existing after the reverse split and issuances of shares to Sparta members and other right holders, from approximately 3,572,970 shares as of the effective date of the increase in authorized capital and the reverse split, to approximately 35,729,702 shares
(assuming a 10-for-1 forward split) and 142,918,809 shares (assuming a 40-for-1 forward split) of new common shares.

The stock split(s) will occur on the effective date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates representing shares of existing common shares are actually surrendered by each holder thereof for certificates representing the number of shares of the new common shares which each such stockholder is entitled to receive as a consequence of the stock split(s). After the effective date of the reverse split, the certificates representing shares of existing common shares will be deemed to represent 1/200 of the number of shares of new common shares, less any fractional shares.

After the effective date of the forward split, the shares of common shares existing after the reverse split will be deemed to represent 10 times to 40 times of the number of shares of new common shares.

Certificates representing shares of new common shares will be issued in due course as old certificates are tendered for exchange to the Company.

In connection with the reverse stock split, no fractional shares of new common shares will be issued and, in lieu thereof, stockholders holding a number of shares of existing common shares not evenly divisible by 200, and stockholders holding fewer than 200 shares of existing common shares prior to the effective date of the reverse split, upon surrender of their old certificates, will receive cash in lieu of fractional shares of new common shares. Such cash payment will not be made until a stockholder's certificates of existing common shares are presented to the Company. The price payable by the Company for those shares of existing common shares which are not divisible by 200 will be equal to the product of (a) the number of such shares which cannot be exchanged for a whole number of shares of new common shares and (b) the average of the closing price of one share of existing common shares as reported on the OTC Bulletin
Board for the 10 business days immediately preceding the effective date of the reverse split for which transactions in the existing common shares are reported.

The funds required to purchase the fractional shares are available and will be paid from the current cash reserves of the Company. The Company cannot predict with certainty the number of fractional shares or the total amount that the
Company will be required to pay for fractional share interests.

                                       10

No assurance can be given, however, that the market price of the new common shares will change in proportion to the change in the number of outstanding shares resulting from the stock split(s). The new common shares issued pursuant to the stock split(s) will be fully paid and non-assessable. All shares of new common shares will have the same par value, voting rights and other rights as shares of the existing common shares have. Stockholders of the Company do not have preemptive rights to acquire additional shares of common stock which may be issued.

Except as herein with respect to cash received in lieu of fractional share interests, the receipt of new common shares in the stock split(s) should not result in any taxable gain or loss to stockholders for federal income tax purposes. The tax basis of new common shares received as a result of the stock split(s) (when added to the basis for any fractional share interests to which a stockholder is entitled) will be equal, in the aggregate, to the basis of the existing common shares exchanged for new common shares. The per share tax basis of the new common shares is based on the tax basis of the existing common shares for which the new common shares is exchanged. For purposes of determining whether short-term or long-term capital gains treatment will be applied to a stockholder's disposition of new common shares subsequent to the stock split(s), a stockholder's holding period for the shares of existing common shares will be included in the holding period for the new common shares received as a result of the stock split(s). A stockholder who receives cash in lieu of fractional shares of new common shares will be treated as first receiving such fractional shares and then receiving cash as payment in exchange for such fractional shares of new common shares and, except for dealers, will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional shares.

THE DISCUSSION SET FORTH ABOVE CONCERNING CERTAIN FEDERAL INCOME TAX
CONSEQUENCES OF THE STOCK SPLIT IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY.
ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY
FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD
RESULT FROM THE STOCK SPLIT.

The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed stock split(s) at any time prior to the filing of the
Certificate of Change upon consent of the Board and the holders of a majority of the existing common shares then issued and outstanding.

The Board of Directors deemed it in the best interests of the Company to authorize a 1-for-200 reverse stock split, and the proposed forward stock split of 10-for-1 to 40-for-1. Approval of the stock splits has been consented to by the Majority Stockholders, who beneficially own approximately 61% of the outstanding shares of our common stock.

NO DISSENTER'S RIGHTS. THE CORPORATION LAWS OF THE STATE OF NEVADA DOES NOT
PROVIDE FOR DISSENTER'S RIGHTS OF APPRAISAL IN CONNECTION WITH THE PROPOSED
STOCK SPLIT(S) OR THE OTHER PROPOSED ACTIONS DESCRIBED IN THIS INFORMATION
STATEMENT.

                                  ACTION NO. 4
         TO APPROVE THE COMPANY'S 2005 STOCK INCENTIVE COMPENSATION PLAN

The Board of Directors has adopted resolutions to implement a stock incentive compensation plan. The Board of Directors believes that in order to attract and retain officers, employees and directors of the highest quality, provide increased incentive for such persons to strive to attain the Company's long-term goal of increasing shareholder value, and to continue to promote the well being of the Company, it is in the best interests of the Company and its shareholders to provide officers, directors and employees of the Company, through the granting of stock options, the opportunity to participate in the appreciation in value of the Company's common stock.

On July 1, 2004, the Board of Directors of the Company adopted the Tomahawk
Industries, Inc. 2005 Stock Incentive Compensation Plan (the "2005 Plan"). The
2005 Plan authorized the Board to grant securities, including stock options, to employees, directors and others, in the aggregate amount of 68,000,000 shares of common stock (to be adjusted for stock split(s)). Securities issued under the
2005 Plan may be stock awards, non-qualified options, incentive stock options, or any combination of the foregoing.

                                       11

Employees of the Company may be entitled to a grant of securities under the 2005
Plan. Directors, officers and other employees of the Company who, in the opinion of the Board of Directors, are responsible for the continued growth and development and the financial success of the Company are eligible to be granted securities under the 2005 Plan.

In general, stock options granted under the 2005 Plan have a maximum duration of ten years from the date of the grant and are not transferable. The per share exercise price of any incentive stock option granted under the 2005 Plan may not be less than the fair market value of the common stock on the date of grant.
Incentive stock options granted to persons who have voting control over ten percent or more of the Company's capital stock are granted at 110% of fair market value of the underlying common stock on the date of grant and expire five years after the date of grant. No options may be granted after July 1, 2014. The grant of securities under the 2005 Plan may have a dilutive effect on common stockholder's interests in the Company.

The 2005 Plan provides the Board of Directors with the discretion to determine when options granted thereunder will become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the
Company. No option granted under the 2005 Plan is transferable by the optionee other than by will or the laws of the descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

Shareholder approval of the 2005 Plan is necessary in order that incentive stock options granted under the 2005 Plan will qualify for treatment as such under the
Internal Revenue Code of 1986, as amended (the "Code"). Unless shareholder approval is obtained, options granted under the 2005 Plan will have less value and consequently, will not provide the incentive to recipient intended by the
Board.

In addition, the grant of stock options pursuant to a plan which has been approved by shareholders and meets certain conditions is exempt from the
"Short-Swing Profits" liability provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Act"). Section 16(b) provides that upon the purchase and sale (or sale and purchase) of the Company's common stock within any six month period by a principal officer, director or beneficial owner of more than 10% of the Company's common stock, any "profit" realized by such person is recoverable by the Company. As a result of the complexities of this rule, optionees may unwittingly fall within its scope and be forced to disgorge gains to the Company, thereby frustrating the Company's intent to provide incentive to officers and employees under the 2005 Plan. Thus, shareholder approval of the 2005 Plan is sought in order to exempt from the liability provisions of Section 16(b) the grant of options to officers, directors and employees who are eligible to participate in the 2005 Plan.

Majority Stockholders, who beneficially own approximately 61% of the outstanding shares of our common stock, have given their consent to this action and accordingly, the requisite stockholder approval was obtained by the execution of the Majority Stockholders' written consent in favor of the 2005 Plan.

DESCRIPTION OF THE 2005 PLAN.

The following summary of the 2005 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of the 2005
Plan, which is attached hereto as Appendix A.

The 2005 Plan shall be administered by the Board of Directors or, if authorized by Board of Directors, by the Compensation Committee of the Company's Board of
Directors, if created (collectively the "administrator"). The Board of Directors has full authority, subject to the provisions of the 2005 Plan, to award incentive stock options and nonstatutory stock options.

                                       12

Subject to the provisions of the 2005 Plan, the administrator determines in its discretion, among other things, the persons to whom from time to time options may be granted ("participants"), the number of shares subject to each option, exercise prices under the options, any restrictions or limitations on such option including any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, or forfeiture provisions related to such options. The interpretation and construction by the administrator of any provisions of, or the determination of any questions arising under, the 2005 Plan or any rule or regulation established by the Board of Directors or the Committee pursuant to the 2005 Plan, shall be final, conclusive and binding on all persons interested in the 2005 Plan.

The 2005 Plan authorizes the Board to grant options to directors and employees of the Company to purchase in the aggregate an amount of shares of common stock up to 68,000,000 shares of common stock. In order to prevent the dilution or enlargement of the rights of the participants under the 2005 Plan, the number of shares of common stock authorized by the 2005 Plan and the number of shares subject to outstanding options are subject to adjustment in the event of any increase or decrease in the number of shares of outstanding common stock resulting from a stock dividend, stock split, combination of shares, merger, reorganization, consolidation, recapitalization or other change in the corporate structure affecting the Company's capital stock. If any Option granted under the
2005 Plan is forfeited or terminated, the shares of common stock that were underlying such Option shall again be available for distribution in connection with Options subsequently granted under the 2005 Plan.

Subject to the provisions of the 2005 Plan, options may be granted to full-time employees of the Company or its subsidiaries. Other persons who may qualify to receive options under the plan may include outside directors, consultants and other persons.

In general, options granted under the 2005 Plan are not transferable and expire ten (10) years after the date of grant. The per share exercise price of an incentive stock option granted under the 2005 Plan may not be less than the fair market value of the common stock on the date of grant. Incentive stock option granted to persons who have voting control over 10% or more of the Company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant.

The 2005 Plan provides the administrator with the discretion to determine when options granted thereunder will become exercisable. Generally, such options may be exercised after a period of time specified by the administrator, at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 2005 Plan is transferable by the optionee other than be will of the laws of descent and distribution, and each optionee. The Board of
Directors may, in its sole discretion, financially assist an optionee in the exercise of options by offering loans to the optionee or guaranteeing third party loans to the optionee, the proceeds of which would be used to exercise the options.

Options granted under the 2005 Plan will be evidenced by agreements consistent with the 2005 Plan in such from as the Board of Directors or the Committee may prescribe. Neither the 2005 Plan nor agreements thereunder confer any right to continued employment upon any participant.

The Board of Directors may at any time, and from time to time, amend, modify or terminate any of the provisions of the 2005 Plan, but no amendment, modification or termination shall be made which would impair the rights of a participant under any agreement theretofore entered into pursuant to an Option grant, without the participant's consent.

TAX CONSIDERATIONS

The discussion that follows is a summary, based upon current law, of some of the significant federal income tax considerations relating to awards under the 2005
Plan. The following discussion does not address state, local or foreign tax consequences.

                                       13

If the 2005 Plan is approved by the shareholders, a participant in the 2005 Plan will not recognize taxable income upon the grant or exercise of an incentive stock option except under certain circumstances when the exercise price is paid with already-owned shares of common stock that were acquired through the previous exercise of an incentive stock option. However, upon the exercise of an incentive stock option, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the shares will be treated as a tax preference item for purposes of the alternative minimum tax. In order for the exercise of an incentive stock option to qualify for the foregoing tax treatment, the participant generally must be an employee of the Company from the date the incentive stock option is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply. The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option.

If shares acquired upon exercise of an incentive stock option are not disposed of by the participant within two years from the date of grant or within one year after the transfer of such shares to the participant (the "ISO Holding Period"), then (i) no amount will be reportable as ordinary income with respect to such shares by the participant or recipient and (ii) the Company will not be allowed a deduction in connection with such incentive stock option or the common stock acquired pursuant to the exercise of the incentive stock option. If a sale of such common stock occurs after the ISO Holding Period has expired, then any amount recognized in excess of the exercise price will be reportable as a long-term capital gain, and any amount recognized below the exercise price will be reportable as a long-term capital loss. The exact amount of tax payable on a long-term capital gain will depend upon the tax rates in effect at the time of the sale. The ability of a participant to utilize a long-term capital loss will depend upon the participant's other tax attributes and the statutory limitations on capital loss deductions not discussed herein. To the extent that alternative minimum taxable income was recognized on exercise of the incentive stock option, the basis in the common stock acquired may be higher for determining a long-term capital gain or loss for alternative minimum tax purposes.

A "disqualifying disposition" will result if common stock acquired upon the exercise of an incentive stock option (except in the circumstances of a decedent's incentive stock option as described below) is sold before the ISO
Holding Period has expired. In such case, at the time of a disqualifying disposition (except in the case of a participant subject to Section 16 restrictions of the Exchange Act, as noted below), the participant will recognize ordinary income in the amount of the difference between the exercise price and the lesser of (i) the fair market value on the date of exercise or
(ii) the amount realized on disposition. If the amount realized on the sale is less than the exercise price, then the participant will recognize no ordinary income, and the recognized loss will be reportable as a short-term capital loss.
The participant will report as a short-term capital gain, as applicable, any amount recognized in excess of the fair market value on the date of exercise, and the Company will be allowed a deduction on its federal income tax return in the year of the disqualifying disposition equal to the ordinary income recognized by the participant. To the extent that alternative minimum taxable income was recognized on the exercise of the incentive stock option, the basis in the common stock acquired may be higher for determining a short-term capital gain or loss for alternative minimum tax purposes.

The general rules discussed above are different if the participant disposes of the shares of common stock in a disqualifying disposition in which a loss, if actually sustained, would not be recognized by the participant. Examples of these dispositions include gifts or sales to related parties such as members of the participant's family and corporations or entities in which the participant owns a majority equity interest. In such circumstances, the participant would recognize ordinary income equal to the difference between the exercise price of the common stock and the fair market value of the common stock on the date of exercise. The amount of ordinary income would not be limited by the price at which the common stock was actually sold by the participant.

                                       14

If the participant retires or otherwise terminates employment with the Company, other than by reason of death or permanent and total disability, an incentive stock option must be exercised within three months of such termination in order to be eligible for the tax treatment of the incentive stock options described above, provided the ISO Holding Period requirements are met. If a participant terminates employment because of a permanent and total disability, the incentive stock option will be eligible for such treatment if it is exercised within one year of the date of termination of employment, provided the ISO Holding Period requirements are met. In the event of a participant's death, the incentive stock option will be eligible for such treatment if exercised by the participant's legatees, personal representatives or distributees within one year from the date of death, provided that the death occurred while the participant was employed, within three months of the date of termination of employment or within one year following the date of termination of employment because of permanent and total disability.

In general, a participant to whom a nonqualified option is granted will recognize no taxable income at the time of the grant. Upon exercise of a nonqualified option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price of the nonqualified option, and the
Company will generally be entitled to a deduction equal to the ordinary income recognized by the participant in the year the participant recognized ordinary income, subject to the limitations of Section 162(m) of the Code.

For purposes of the "alternative minimum tax" applicable to individuals, the exercise of an incentive stock option is treated in the same manner as the exercise of a nonqualified option. Thus, a participant must, in the year of the option exercise, include the difference between the exercise price and the fair market value of the stock on the date of exercise in the alternative minimum taxable income. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income currently, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

The Company is required to withhold certain income taxes from participants upon exercise of nonqualified options. The Company will be entitled to a business expense deduction for both financial statement and for federal income tax purposes equal to the ordinary income recognized by the participant in the year the participant recognizes ordinary income from the exercise of nonqualified options.

In addition to the foregoing federal tax consequences, the exercise, ultimate sale or other disposition of Options by participants will in most cases by subject to state income taxation.

OPTIONS GRANTED UNDER THE PLAN

As of July 1, 2004, the Company has not granted any securities under the 2005
Plan. The following table provides certain information with respect to such grants to the Executive Officers of the Company and others:

                                New Plan Benefits
                     2005 Stock Incentive Compensation Plan

Name and Position                         Dollar Value ($)    Number of Units
-----------------                         ----------------    ---------------
Anthony Havens, CEO                               0                  0
Glenn Little, former CEO                          0                  0
Sandra L. Ahman, Vice President                   0                  0
Executive Group                                   0                  0
Non-Executive Director Group                      0                  0
Non-Executive Officer Employee Group              0                  0

                                       15

                     INCORPORATION OF FINANCIAL INFORMATION

Our Annual Report on Form 10-KSB for the fiscal year ended April 30, 2003 as filed with the Securities and Exchange Commission on May 20, 2003 (Commission
File No. 000-9483) is incorporated in its entirety by reference into this
Information Statement and accompanies this Information Statement.

                      DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one copy of this information statement and annual report is being delivered to multiple security holders sharing an address, unless the registrant has received contrary instructions from one or more of the security holders;
security holders can request a copy of this information statement and report at:

         Tomahawk Industries, Inc.
         240 West 35th Street, Suite 402
         New York, NY 10001
         Telephone number:  (212) 563-3523.

As the requisite stockholder vote for the Stockholder Resolutions, as described in this Information Statement was obtained upon the delivery of the written consent of Majority Stockholders. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY. This Information Statement is for
informational purposes only. Please read this Information Statement carefully.

                                  OTHER MATTERS

The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

                             ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission
("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at Judiciary Plaza, Room 1024,
450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

A copy of the annual report on Form 10-KSB, except for certain exhibits thereto, may be obtained, free of charge, upon written request by any shareholder to
Tomahawk Industries, Inc., 240 West 35th Street, Suite 402, New York, New York
10001, Attention: Secretary. Copies of all exhibits to the annual report on Form
10-KSB are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.

If you have any questions about the actions described in this Information
Statement, you may contact Anthony Havens, President, at 240 West 35th Street,
Suite 402, New York, NY 10001, telephone number (212) 563-3523.

                                       16

Pursuant to the requirements of the Exchange Act of 1934, as amended, the
Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors,

/s/ Anthony Havens
Anthony Havens
President

July 12, 2004

                                       17

                                                                      Appendix A

                            TOMAHAWK INDUSTRIES, INC.

                     2005 STOCK INCENTIVE COMPENSATION PLAN

                               SECTION 1. PURPOSE

         The purpose of the Tomahawk Industries, Inc. 2005 Stock Incentive
Compensation Plan (the "Plan") is to enhance the long-term shareholder value of
Tomahawk Industries, Inc., a Nevada corporation (the "Company"), by offering opportunities to selected persons to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its
Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

                             SECTION 2. DEFINITIONS

         For purposes of the Plan, the following terms shall be defined as set forth below:

         "Award" means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Options and Stock Awards, or any combination of the foregoing.

         "Board" means the Board of Directors of the Company.

         "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Common Stock" means the common stock, par value $.001 per share, of the Company.

         "Corporate Transaction" means any of the following events:

                  (a) Consummation of any merger or consolidation of the Company with or into another corporation; or

                  (b) Consummation of any sale, lease, exchange or other
         transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as defined in Section 8.3) of the Company.

         "Disability," unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company and to be engaged in any substantial gainful activity.

         "Effective Date" means the date on which the Plan is adopted by the
Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                                       18

         "Fair Market Value" shall be as established in good faith by the Plan
Administrator or (a) if the Common Stock is listed on the Nasdaq National
Market, the average of the high and low per share sales prices for the Common
Stock as reported by the Nasdaq National Market for a single trading day or (b)
if the Common Stock is listed on the New York Stock Exchange or the American
Stock Exchange, the average of the high and low per share sales prices for the
Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day or (c) if the Common
Stock is quoted on the OTCBB or similar quotation service, the average of the high and low per share sales prices for the Common Stock as such price is officially quoted on such quotation service for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

         "Grant Date" means the date on which the Plan Administrator completes the corporate action relating to the grant of an Award and all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

         "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

         "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

         "Option" means the right to purchase Common Stock granted under Section
7.

         "Parent" means, except as otherwise defined in Section 8.3 in connection with Incentive Stock Options, any entity, whether now or hereafter existing, that directly or indirectly controls the Company.

         "Participant" means: (a) the person to whom an Award is granted; (b)
for a Participant who has died, the personal representative of the Participant's estate, the person(s) to whom the Participant's rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 11; or (c) the person(s) to whom an Award has been transferred in accordance with Section 11.

         "Plan Administrator" means the Board or any committee or committees of the Board to administer the Plan under Section 3.1.

         "Related Corporation" means any Parent or Subsidiary of the Company.

         "Retirement" means retirement as of the individual's normal retirement date under the Company's 401(k) Plan or other similar successor plan applicable to salaried employees, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Stock Award" means shares of Common Stock or units denominated in
Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

         "Subsidiary," except as provided in Section 8.3 in connection with
Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company.

         "Successor Corporation" has the meaning set forth in Section 12.3.

                                       19

                            SECTION 3. ADMINISTRATION

3.1.  Plan Administrator

         The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a "Plan Administrator"). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as
Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2. Administration and Interpretation by the Plan Administrator

         Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of
Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan
Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected.
The Plan Administrator may delegate administrative duties to such of the
Company's officers as it so determines.

                      SECTION 4. STOCK SUBJECT TO THE PLAN

4.1.  Authorized Number of Shares

         Subject to adjustment from time to time as provided in Section 12.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be:

                  (a) 68,000,000 shares (representing approximately 10% of the
         Company's outstanding shares, on a fully diluted basis, after giving effect to the issuance of all shares pursuant to the Agreement and Plan of Reorganization between the Company and Sparta Commercial Services,
         LLC, dated as of February 27, 2004).

         Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2.  Limitations

                  (a) Subject to adjustment from time to time as provided in
         Section 12.1, not more than an aggregate of 6,800,000 shares shall be available for issuance pursuant to grants of Stock Awards under the
         Plan.

                  (b) Subject to adjustment from time to time as provided in
         Section 12.1, not more than 1,000,000 shares may be made subject to
         Awards under the Plan to any individual in the aggregate in any one fiscal year of the Company, except that the Company may make additional one-time grants of up to 3,000,000 shares to newly hired individuals, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

                                       20

4.3.  Reuse of Shares

         Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in vested and nonforfeitable shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of
Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

                             SECTION 5. ELIGIBILITY

         Awards may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator
from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its
Related Corporations; provided such Participants render bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

                                SECTION 6. AWARDS

6.1.  Form and Grant of Awards

         The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan.
Such Awards may include, but are not limited to, Incentive Stock Options,
Nonqualified Stock Options and Stock Awards. Awards may be granted singly or in combination.

6.2.  Settlement of Awards

         The Company may settle Awards through the delivery of shares of Common
Stock, cash payments, the granting of replacement Awards, or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents. The Plan Administrator may at any time offer to buy out for a payment in cash or Common Stock, an Option previously granted based on such terms and conditions as the Plan Administrator shall establish and communicate to the Participant at the time such offer is made.

6.3.  Acquired Company Awards

         Notwithstanding anything in the Plan to the contrary, the Plan
Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired
Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the
"Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such
Awards shall be deemed to be Participants.

                                       21

                          SECTION 7. AWARDS OF OPTIONS

7.1.  Grant of Options

         The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock
Options, which shall be appropriately designated.

7.2.  Option Exercise Price

         The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the
Fair Market Value of the Common Stock on the Grant Date with respect to
Incentive Stock Options and not less than 85% of the Fair Market Value of the
Common Stock on the Grant Date with respect to Nonqualified Stock Options. For
Incentive Stock Options granted to a more than 10% shareholder, the option exercise price shall be as specified in Section 8.2.

7.3.  Term of Options

         The term of each Option shall be as established by the Plan
Administrator or, if not so established, shall be 10 years from the Grant Date.
For Incentive Stock Options granted to a more than 10% shareholder, the maximum
Option term shall be as specified in Section 8.2.

7.4.  Exercise of Options

         The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the
Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan
Administrator at any time:

Period of Participant's Continuous Employment     Percent of Total Option
or Service With the Company or Its Related        That is Vested and Exercisable
Corporations From the Option Grant Date

After 1 year                                      25%

Each additional one month period of continuous    An additional 1/48
service completed thereafter

After 4 years                                     100%

         To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Company, accompanied by payment in full as described in Section 7.5. An Option may not be exercised as to less than a reasonable number of shares at any one time, as determined by the
Plan Administrator.

                                       22

7.5.  Payment of Exercise Price

         The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the
Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, any combination of:

                  (a) cash or check;

                  (b) tendering (either actually or, if and so long as the
         Common Stock is registered under Section 12(b) or 12(g) of the Exchange
         Act, by attestation) shares of Common Stock already owned by the
         Participant for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

                  (c) if and so long as the Common Stock is registered under
         Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to
         (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the
         Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve
         Board; or

                  (d) such other consideration as the Plan Administrator may permit.

         In addition, to assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the payment by a
Participant of a full-recourse promissory note, (b) the payment by the
Participant of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a full-recourse loan obtained by the
Participant from a third party. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment.

7.6. Post-Termination Exercises

         The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

                  (a) Any portion of an Option that is not vested and
         exercisable on the date of termination of the Participant's employment or service relationship (the "Termination Date") shall expire on such date, unless the Plan Administrator determines otherwise.

                                       23

                  (b) Any portion of an Option that is vested and exercisable on the Termination Date shall expire upon the earliest to occur of:

                           (i) the last day of the Option term;

                           (ii) if the Participant's Termination Date occurs for
                  reasons other than Cause, death, Disability or Retirement, the three-month anniversary of such Termination Date;

                           (iii) if the Participant's Termination Date occurs by
                  reason of Retirement, the one-year anniversary of such
                  Termination Date; or

                           (iv) if the Participant's Termination Date occurs by
                  reason of Disability or death, the one-year anniversary of such Termination Date.

         Notwithstanding the foregoing, if the Participant dies after the
Termination Date while the Option is otherwise exercisable, the portion of the
Option that is vested and exercisable on such Termination Date shall expire upon the earlier to occur of (y) the last day of the Option term or (z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

         Also notwithstanding the foregoing, in case of termination of the
Participant's employment or service relationship for Cause, the Option shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a
Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for
Cause, all the Participant's rights under any Option likewise shall be suspended during the period of investigation.

         A Participant's transfer of employment or service relationship between or among the Company and its Related Corporations, or a change in status from or to an employee to or from a consultant, shall not be considered a termination of employment or service relationship for purposes of this Section 7. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

                  SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

         To the extent required by Section 422 of the Code, Incentive Stock
Options shall be subject to the following additional terms and conditions:

8.1.  Dollar Limitation

         To the extent the aggregate Fair Market Value (determined as of the
Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2.  10% Shareholders

         If an individual owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an
Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with
Section 422 of the Code.

                                       24

8.3.  Eligible Employees

         Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock
Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of
Section 422 of the Code.

8.4.  Term

         Subject to Section 8.2, the term of an Incentive Stock Option shall not exceed 10 years.

8.5.  Exercisability

         An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than death or disability,
(b) more than one year after the Termination Date by reason of Disability or (c)
after the Participant has been on leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract.

         For purposes of this Section 8.5, Disability shall mean "permanent and total disability" as that term is defined for purposes of Section 422 of the
Code.

8.6.  Taxation of Incentive Stock Options

         In order to obtain certain tax benefits afforded to Incentive Stock
Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the
Grant Date and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock
Option. The Participant shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7.  Promissory Notes

         The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

                             SECTION 9. STOCK AWARDS

9.1.  Grant of Stock Awards

         The Plan Administrator is authorized to make Awards of Common Stock or
Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any, which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the
Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the
Participant's employment or service relationship.

                                       25

9.2.  Issuance of Shares

         Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant's release from any terms, conditions and restrictions of a Stock Award, as determined by the
Plan Administrator, the Company shall release, as soon as practicable, to the
Participant or, in the case of the Participant's death, to the personal representative of the Participant's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3.  Waiver of Restrictions

         Notwithstanding any other provisions of the Plan, the Plan
Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section
162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a
Participant.

                             SECTION 10. WITHHOLDING

         The Company may require the Participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the
Participant to satisfy withholding obligations (up to the minimum required federal tax withholding rate), in whole or in part, by electing to have the
Company withhold shares of Common Stock or by transferring shares of Common
Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the
Participant an amount equal to such taxes. The Company may also deduct from any
Award any other amounts due from the Participant to the Company or a Related
Corporation.

                            SECTION 11. ASSIGNABILITY

         Awards granted under this Plan and any interest therein may not be assigned, pledged or transferred by the Participant and may not be made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, and, during the Participant's lifetime, such
Awards may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator,
in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Participant to designate a beneficiary who may exercise the
Award or receive compensation under the Award after the Participant's death;
provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the
Award.

                                       26

                             SECTION 12. ADJUSTMENTS

12.1.  Adjustment of Shares

         In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company being received by the holders of shares of
Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1 and the maximum number and kind of securities that may be made subject to Stock Awards and to Awards to any individual as set forth in Section 4.2, and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan
Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Section 12.1 but shall be governed by Sections 12.2 and 12.3, respectively.

12.2.  Dissolution or Liquidation

         In the event of the proposed dissolution or liquidation of the Company, the Plan Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Plan Administrator in its discretion may permit a Participant to exercise an Option until ten days prior to such transaction with respect to all vested and exercisable shares of
Common Stock covered thereby and with respect to such number of unvested shares as the Plan Administrator shall determine. In addition, the Plan Administrator may provide that any forfeiture provision or Company repurchase option applicable to any Award shall lapse as to such number of shares as the Plan
Administrator shall determine, contingent upon the occurrence of the proposed dissolution or liquidation at the time and in the manner contemplated. To the extent an Option has not been previously exercised, the Option shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to a Stock Award has not been waived by the Plan Administrator, the Stock Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

12.3.  Corporate Transaction

         In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or its parent corporation (the "Successor Corporation"). In the event that the
Successor Corporation refuses to assume or substitute for the Option, the Option shall terminate, but the Participant shall have the right immediately prior to the Corporate Transaction to exercise the Participant's Option to the extent the vesting requirements applicable to the Option have been satisfied.

12.4.  Further Adjustment of Awards

         Subject to Sections 12.2 and 12.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to
Awards. Such authorized action may include (but shall not be limited to)
establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The
Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

                                       27

12.5.  Limitations

         The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. 12.6 Fractional Shares In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

                           SECTION 13. MARKET STANDOFF

         In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, a person shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters and agreed to by the Company's officers and directors with respect to their shares; provided, however, that in no event shall such period exceed
180 days. The limitations of this paragraph shall in all events terminate two years after the effective date of the Company's initial public offering. Holders of shares issued pursuant to an Award granted under the Plan shall be subject to the market standoff provisions of this paragraph only if the officers and directors of the Company are also subject to similar arrangements.

         In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the
Company's outstanding Common Stock effected as a class without the Company's receipt of consideration, then any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 13, to the same extent the purchased shares are at such time covered by such provisions.

         In order to enforce the limitations of this Section 13, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

                  SECTION 14. AMENDMENT AND TERMINATION OF PLAN

14.1.  Amendment of Plan

         The Plan may be amended only by the Board in such respects as it shall deem advisable; provided, however, to the extent required for compliance with
Section 422 of the Code or any applicable law or regulation, shareholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Options or (c) otherwise require shareholder approval under any applicable law or regulation. Any amendment made to this Plan that would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

14.2 Termination of Plan

          The Board may suspend or terminate the Plan at any time. Unless sooner terminated as provided herein, the Plan shall terminate ten years after the earlier of the Plan's adoption by the Board and approval by the shareholders.

14.3.  Consent of Participant

         The amendment or termination of the Plan or the amendment of an outstanding Award shall not, without the Participant's consent, impair or diminish any rights or obligations under any Award theretofore granted to the
Participant under the Plan; provided, however, that adjustments made pursuant to
Section 12 shall not be subject to these restrictions. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the
Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive
Stock Option.

                                       28

                               SECTION 15. GENERAL

15.1.  Evidence of Awards

         Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

15.2.  No Individual Rights

         Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any
Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation of the Company to terminate a Participant's employment or other relationship at any time, with or without cause.

15.3.  Registration

         Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

         The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the
Plan, or to continue in effect any such registrations or qualifications if made.
The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the
Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

         To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of
Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

15.4.  No Rights as a Shareholder

         No Option or Stock Award denominated in units shall entitle the
Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

15.5.  Compliance With Laws and Regulations

         Notwithstanding anything in the Plan to the contrary, the Plan
Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other
Participants. Additionally, in interpreting and applying the provisions of the
Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

15.6.  Participants in Foreign Countries

         The Plan Administrator shall have the authority to adopt such modifications, procedures, and subplan as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Corporations may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

                                       29

15.7.  No Trust or Fund

         The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any
Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

15.8.  Severability

         If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan
Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the
Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.9.  Choice of Law

         The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of New York without giving effect to principles of conflicts of laws.

                           SECTION 16. EFFECTIVE DATE

         The Plan's Effective Date is the date on which it is adopted by the
Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

                                       30

                                   APPENDIX I

                    PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS
                                  SUMMARY PAGE

Date of Board   Action                   Section/Effect of Amendment  Date of Shareholder
Action                                                                Approval

July 1, 2004    Initial Plan Adoption                                 July 1, 2004

                                       31

                              LETTER OF TRANSMITTAL

TOMAHAWK INDUSTRIES, INC.
240 West 35th Street, Suite 402
New York, NY 10001

Dear Sirs:

In connection with the Company's one-for-200 reverse stock split of its common stock, enclosed are the below described certificate(s) representing shares of pre-split common stock ("Old Common Stock") which the undersigned hereby surrenders. Please send me certificate(s) representing shares of post-split shares ("New Common Stock") to which I may be entitled.

The undersigned hereby acknowledges that he/she has received and read the
Information Statement, dated July 12, 2004, relating to, among other things, the reverse stock split. Any payment from the sale of any fractional share interest to which the undersigned may be entitled in connection with the reverse stock split shall be made to the undersigned. The price payable by the Company for those shares of Old Common Stock which are not divisible by 200 will be equal to the product of (a) the number of such shares which cannot be exchanged for a whole number of shares of New Common Stock and (b) the average of the closing price of one share of Old Common Stock, as reported on OTC Bulletin
Board for the ten business days immediately preceding the effective date of the reverse stock split for which transactions in the Old Common Stock are reported.

                            CERTIFICATE(S) PRESENTED
                            ------------------------

Name(s) of Record Holder(s)        Certificate       Number of
(As appears on certificate(s))     Number(s)         Shares

------------------------------     -----------       ---------
------------------------------     -----------       ---------
------------------------------     -----------       ---------

If additional space is required, please attach separate sheet.
--------------------------------------------------------------------------------
                                    SIGNATURE

By my signature below I represent that I have full power and authority to present the above-described certificate(s) and to give above instructions, and that I have good unencumbered title to the shares represented by said certificate(s), free and clear of liens, charges and adverse claims.

Please Sign Here:          __________________________
Date:                      ___________________, 200__
Tel. No.:                  (___) ____________________
Address                    __________________________
                           __________________________

Must be signed by record holder(s), exactly as name(s) appear(s) on certificate(s), or by the authorized representative of such record holder(s).

--------------------------------------------------------------------------------
                           GUARANTEE OF SIGNATURES(S)

Authorized Signature           __________________________
Name                           __________________________
Title                          __________________________
Name of Firm                   __________________________
Address                        __________________________
                               __________________________
Telephone Number               __________________________
Dated:_____

                                       1

                             NOMINEE'S INSTRUCTIONS

To be completed ONLY if a certificate registered in a broker's, "street" or other nominee name represents several beneficial ownerships. (See Instruction 1)

Certificate No. ________ submitted herewith for ________ shares represents separate beneficial ownerships of an odd number of shares of common stock by
______ different beneficial owners.

--------------------------------------------------------------------------------

INSTRUCTIONS

1. Delivery. In order to present certificate(s) for replacement by certificate(s) representing New Common Stock, this Letter of Transmittal must be properly filled in and signed by or on behalf of the record holder(s), and delivered (by mail or otherwise) with the certificate(s) to
__________________________________. THE METHOD OF DELIVERY IS AT THE OPTION AND
RISK OF THE STOCKHOLDER. IF DELIVERY IS BY MAIL, INSURED REGISTERED MAIL, RETURN
RECEIPT REQUESTED, IS SUGGESTED. The certificate(s) representing shares of New
Common Stock will be mailed to the stockholder's address provided in the Letter of Transmittal, or alternatively, the stockholder's present record address.

2. Signature on this Letter of Transmittal should correspond with the name(s) as written on the face of the certificate(s). If shares are registered differently on several certificates, as many separate Letters of Transmittal as there are different registrations should be submitted. If certificate(s) are registered in the names of two or more joint owners, administrator, guardian, attorney-in-fact or another acting in a fiduciary or representative capacity, such person should so indicate when signing. If a corporation, sign in full corporate name by
President or other authorized officer. If a Partnership, sign in partnership name by an authorized person.

3. Special Issuance and Delivery Instructions. If the certificate(s) for Common
Stock is to be issued in the name of a person other than the person in whose name the surrendered certificate(s) is registered, the surrendered certificate(s) must be duly endorsed in blank by the record holder(s) thereof or accompanied by a duly executed instrument of assignment in blank and the signature to the endorsement or assignment must be guaranteed by a member of an approved Signature Guarantee Medallion Program. A Guarantee of Signature(s) box
is provided on the front side of this transmittal letter.

If the endorsement or assignment is executed by an attorney, executor, administrator, guardian or other fiduciary, or by an officer of a corporation, the person executing the endorsement or assignment must give his or her full title in such capacity, and proper evidence of his or her authority to act in such capacity must accompany the stock certificate(s).

4. Fractional Interests. Settlement of fractional shares will be made by cash.
No fractional shares will be issued.

5. Nominees' Holdings. (This instruction is applicable only to broker or
"street" name registrations, and nominee holders.) Each beneficial ownership represented by a certificate registered in a broker's, "street" or other nominee's name will be separately treated in computing fractional interests if the Nominee's Instructions (front side) are completed. A separate Letter of
Transmittal and Nominee's Instructions should be submitted with each certificate representing a different beneficial ownership which is to be separately treated in computing fractional interests. Submission of a Letter of Transmittal with the Nominee's Instructions completed will constitute the record holder's representation that the beneficial ownership information shown therein is accurate.

6. Lost, Stolen or Destroyed Certificates. A holder of record of shares of Old
Common Stock who has lost, has had stolen, or has had destroyed a certificate(s)
formerly representing such shares may request the Transfer Agent to send him/her the necessary documents to replace the lost, stolen or destroyed certificate(s).

7. Inadequate Space. If the space provided in this Letter of Transmittal is inadequate the certificate numbers and the number of securities should be listed on a separate schedule attached hereto.

                                       2